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United Therapeutics Corporation
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EXPLANATORY NOTE

The following are excerpts from United Therapeutics Corporation’s 2021 Corporate Responsibility Report, which was made available at https://corporateresponsibility.unither.com/ on September 10, 2021.

A Message From our CEO, page 3:

Throughout 2020, United Therapeutics remained committed to pursuing critically important social, environmental, and governance (ESG) goals, while also delivering excellent financial performance for our shareholders. As we continue on our sustainability journey, we are optimistic about the progress we will achieve and the shared value we will create as we execute on the work ahead. The progress we have made so far would not have been possible without working side-by-side with our patients, people, communities, shareholders, and other stakeholders. And as we look into 2021, we are confident that it is going to be an exciting and meaningful year for United Therapeutics. Not only does it mark the 25th anniversary of our founding, we are also pursuing a conversion to a Delaware public benefit corporation to align our corporate charter with our longstanding patient-centric mission. We are also looking forward to welcoming our Unitherians back onto our campuses with the knowledge and experience that a fluid work-life balance is possible and even encourages them to do their best work for what really matters — our patients. Finally, together with our unwavering passion and dedication, and with sustainability integrated in our DNA, we will continue to deliver on our purpose while beneficially impacting our society, our environment, and all our stakeholders.

Mission & Unitherian Culture, page 6:

Creating a Sustainable Public Benefit Corporation

We are seeking shareholder approval to convert our company from a traditional Delaware corporation into a Delaware public benefit corporation (PBC). We believe this change will help align our legal form with our longstanding commitment to serve our patients; enhance our ability to recruit and retain top talent; reinforce our standing and credibility with regulators and stakeholders; attract more of the rapidly growing pools of duration, impact, and ESG-screened capital; and therefore enhance our ability to create excellent and sustainable value for our shareholders.

We converted our largest subsidiary, Lung Biotechnology, into a PBC in 2015 — so we are already familiar with this relatively new form of entity, and the benefits it can provide. Learn about Lung Biotechnology on page 14.

Our shareholders have expressed a keen interest in learning how United Therapeutics is working to both create a sustainable company and to address our ESG objectives, and we are steadily increasing the amount and granularity of our disclosures to meet these needs. With a PBC conversion, we aim to continue our leadership in this area by becoming the first publicly traded biopharmaceutical company organized as a PBC. As a PBC, we will be required to post reports on our progress toward fulfilling our PBC mission, which we believe will further enhance our disclosures and relationships with employees, stakeholders, patients, and shareholders.

For more information, see our Definitive Proxy Statement, filed with the SEC on August 19, 2021

GRI Standards, page 55:

GRI Disclosure Number	Disclosure Title	Explanation or Location
102-5	Ownership and legal form	United Therapeutics is a publicly traded corporation (Nasdaq: UTHR) incorporated in Delaware. It also operates a wholly-owned subsidiary, Lung Biotechnology PBC, which is a public benefit corporation incorporated in Delaware. United Therapeutics is currently seeking shareholder approval to convert to a Delaware public benefit corporation. See definitive proxy statement filed with the SEC on August 19, 2021.